Exhibit 10.4

BUSINESS DEVELOPMENT AGREEMENT

THIS BUSINESS DEVELOPMENT AGREEMENT (the “Agreement”) dated as of January 23, 2023 by and between US Minerals and Metals Corp., a Nevada corporation (hereinafter referred to as the “Company”), having an address at P.O. Box 6978, Moraga, CA, 94570, and Douglas Cole, an individual (collectively referred to hereinafter as the “Cole”). (The Company and Cole may be referred to hereinafter individually as a “Party” and collectively as the “Parties”).

WHEREAS, Cole is qualified to provide the Company with the Services (as defined in paragraph 4 below) and is desirous to perform such Services for the Company; and

WHEREAS, the Company desires to contract for the Services provided by Cole;

WHEREAS, the Company requires the other Services and as set forth herein;

WHEREAS, the Company wishes to induce Cole to provide the Services and wishes to contract with Cole regarding the same and compensate Cole in accordance with the terms herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.	APPOINTMENT. The Company hereby engages Cole as a Senior Strategic and Business Development Advisor, and Cole agrees to render the Services to the Company, upon the terms and conditions hereinafter set forth.

2.	TERM. The term of this Agreement shall begin on the date this Agreement is executed by the parties (the “Commencement Date”) and shall extend for a period of ten (10) years (collectively hereinafter, the “Term”), unless extended or terminated in accordance with this Agreement.

3.	SERVICES.

a.	During the Term of this Agreement, the “Services” shall include:

i.	Acting as Senior Advisor to the Company on Business Development and business strategy;

ii.	Advising the Company on sources and types of financing including, without limitation, assisting with investor introductions to brokers, research coverage, funds, investment banking firms, market makers and investor relations; and

iii.	Assisting the Company with identifying and negotiating business partnerships and collaborations.

b.	Cole agrees to provide the Services on a timely basis via: meetings or conference call with Company representatives which may include other professionals; conferences calls with Company representatives and other professionals; and/or written correspondence and documentation. Cole cannot guarantee the results on behalf of the Company but shall pursue all avenues that it deems reasonable through its network of contacts.

US Minerals/Lyons Capital

c.	The Parties acknowledges and confirm that the Services are provided as a consultant and facilitator only and not as the Company’s agent. In addition, the Parties understand that Cole is not a Broker/Dealer and will not be acting as one. Cole Capital does not engage in web based, hype promotion.

d.	The Company acknowledges and agrees that Cole will be providing the Services on a part-time basis, that Cole will be providing similar services to other clients and other companies during the Term.

4.	FEES.

a.	On January 2, 2024 and on the first business day of each year thereafter until and including the first business day of January 2033, the Company shall issue to Cole 10,000,000 (Ten Million) shares of the Company’s common stock, par value $.0001 (the “Common Shares”), as they may be adjusted from time to time on account of splits, consolidations, dividends and similar changes in exchange for a purchase price of $1,000.

b.	The Company confirms that the above-referenced Common Shares will be issued without encumbrance, and upon issuance will be validly issued, fully paid, and non-assessable. Upon satisfaction of the applicable holding period set forth in Rule 144(d) of the Securities Act of 1933, as amended, and compliance with the other requirements of Rule 144, the Common Shares will be eligible to have the restrictive legend removed and will be freely tradable. Further, there is no action, proceeding or investigation pending or threatened which could question the validity of the issuance of the Common Shares to Cole or regarding any of the forgoing representations. Additionally, by the US Securities and Exchange Commission or any other state or federal regulator or regulatory agency.

5.	COMPANY PROPERTY; WORK FOR HIRE.

All deliverables or other work that is created or prepared by Cole for Company (“Deliverables”) shall be owned exclusively by Company and, be “works made for hire” under all applicable copyright laws. To the extent any Deliverables do not qualify as “work made for hire,” Cole hereby conveys the worldwide right, title to and interest in the Deliverables to Company, including without limitation, all patent, copyright and trade secret rights. Company shall have the right, at Company’s option and expense, to seek protection by obtaining patents, copyright registrations, and filings related to proprietary or intellectual property rights. Consultant agrees to cooperate with Company to confirm or record Company’s rights in the Deliverables, including signing such other documents as may be reasonably requested by Company for that purpose.

6.	Omitted

US Minerals/Lyons Capital

7.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

a.	The Company represents and warrants that all statements made by the Company and documents provided by the Company to the consultant shall be truthful, accurate and free of omissions that would render an otherwise factual statement untrue or misleading.

b.	The Company shall be solely responsible for the accuracy and completeness of the information, documents (including, but not limited to, information, memoranda, press releases, public announcements, and other similar statements) that the Company issues or delivers, directly or indirectly, to Consultant and all other third parties regarding the Company, its affairs, plans, or future prospects and the representations contain in any of them (the “Company’s Statements”). At all times during the term of this Agreement, the Company shall, upon reasonable receipt of any request from Consultant, provide Consultant with prompt written confirmation of the accuracy and completeness of the Company’s Statements. Further, the Parties agree that Consultant’s sole responsibility is to ensure that the statements and information it distributes or publishes is consistent with the Company’s Statements.

8.	INDEMNIFICATION.

The Parties agree to indemnify each other and hold each other harmless against any losses, claims, damages or liabilities incurred, directly or indirectly, as a result of the other Party’s material breach of this Agreement, willful misconduct or gross negligence, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of a Party’s own breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or violation of any applicable law. The provisions set forth in this Section shall survive any termination of this Agreement.

9.	INDEPENDENT CONTRACTOR.

Cole and the Company agree that Cole shall perform services hereunder as an independent contractor, retaining control over and responsibility for Cole’s activities undertaken in performance of this Agreement. Cole shall not be considered an employee or agent of the Company as a result of this Agreement, nor shall Cole have authority to contract in the name of or bind the Company or be entitled to receive any benefits offered to employees of the Company. Cole shall be responsible for paying all federal, state and local taxes incurred as a result of any fees received under this Agreement.

10.	MISCELLANEOUS.

a.	Termination: Subject to the terms of this Agreement, the Agreement may be terminated by either Party for any reason effective upon the first business day of the calendar year following the date of the termination notice by providing the other Party with at least 30 days advance notice of termination, unless such termination is due to the other Party’s breach of this Agreement, in which case such termination will be effective immediately upon notice given (hereinafter referred to as a “Termination”).

b.	Modification: This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Agreement may be amended only in writing signed by both Parties.

US Minerals/Lyons Capital

c.	Waiver: Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

d.	Assignment: Neither the Company nor Cole may assign its obligations under this Agreement without the express written consent of the other.

e.	Entire Agreement; Severability. This Agreement shall constitute the entire agreement between Cole and the Company with respect to the furnishing of Services described herein. No provision of this Agreement shall be deemed waived, amended or modified by either party unless such waiver, amendment or modification is in writing, and signed by an authorized representative of each party. If any term of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such term shall be deemed reformed or deleted, as the case may be, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

f.	Governing Law: The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. Notwithstanding the foregoing the Parties agree that the venue for any suit or proceeding shall be in the state of Federal courts of the state of Florida located in Broward County, Florida and the parties waive any right to dispute such venue including forum non-conveniens. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

g.	Limitation of Liability; Survival. In no event shall either Party be liable hereunder for incidental, indirect, special or consequential damages of any kind, even if advised of the possibility thereof. The terms of this Agreement that either explicitly or implicitly are intended to survive shall survive termination or expiration of this Agreement, in whole or part, for any reason whatsoever.

h.	Execution of the Agreement: The Company, the person executing this Agreement on behalf of the Company, and Cole, have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and Cole of this Agreement. Upon execution by both Parties, this Agreement will be deemed to have been duly and validly executed and delivered by the Company and Cole and constitute a valid and binding obligation, enforceable in accordance with the respective terms herein. Upon delivery of this Agreement, this Agreement, and the other agreements and exhibits referred to herein, will constitute the valid and binding obligations of the Company, and will be enforceable in accordance with their respective terms. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic, PDF and fax copies of such signed counterparts may be used in lieu of the originals of this Agreement for any purpose.

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US Minerals/Lyons Capital

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY		COLE

U.S. MINERALS AND METALS CORP.		DOUGLAS COLE

By:	Douglas Cole
Its:	Executive Chairman